Second Quarter 2023 Earnings Presentation Exhibit 99.2

Forward-Looking Statements and Non-GAAP Financial Measures 2 Certain statements in this press release which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements about the benefits of the merger of equals (the “Merger”) between Allegiance Bancshares, Inc. and CBTX, Inc. which became effective on October 1, 2022, including future financial performance and operating results, the Company’s plans, business and growth strategies, objectives, expectations and intentions, and other statements that are not historical facts, including projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “scheduled,” “plans,” “intends,” “projects,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” “would,” or “continue” or negatives of such terms or other comparable terminology. All forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Stellar Bancorp, Inc. (“Stellar”) to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others: the risk that the cost savings and any revenue synergies from the Merger may not be fully realized or may take longer than anticipated to be realized; disruption to our business as a result of the Merger; the risk that the integration of operations will be materially delayed or will be more costly or difficult than we expected or that we are otherwise unable to successfully integrate our legacy businesses; the amount of the costs, fees, expenses and charges related to the Merger; reputational risk and the reaction of our customers, suppliers, employees or other business partners to the Merger; changes in the interest rate environment, the value of Stellar’s assets and obligations and the availability of capital and liquidity; general competitive, economic, political and market conditions; and other factors that may affect future results of Stellar including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; disruptions to the economy and the U.S. banking system caused by recent bank failures, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments and other actions of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation and Texas Department of Banking and legislative and regulatory actions and reforms. Additional factors which could affect the Company’s future results can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at https://www.sec.gov. We disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. GAAP Reconciliation of Non-GAAP Financial Measures The Company’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, the Company reviews pre-tax, pre-provision income; pre-tax, pre-provision ROAA; adjusted pre-tax, pre-provision income; adjusted pre-tax, pre-provision ROAA; adjusted efficiency ratio; the ratio of tangible equity to tangible assets; net interest margin (tax equivalent) excluding purchase accounting adjustments; and loan yield excluding accretion for internal planning and forecasting purposes. The Company has included in this presentation information relating to these non-GAAP financial measures for the applicable periods presented. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Stellar calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

3 (1) Refer to the calculation of this non-GAAP financial measure and a reconciliation to its most directly comparable GAAP financial measure in the appendix. Stellar Bancorp, Inc. - Snapshot Combination of the Houston region’s two largest regionally-focused banks  Valuable franchise in one of the best markets in the U.S.  Strong core earnings power and capital position  Principal banking subsidiary renamed Stellar Bank upon successful system conversion in February June 30, 2023 March 31, 2023 Total assets 10,778$ 10,605$ Total loans 8,069 7,886 Total deposits 8,766 8,739 Total loans to total deposits 92.04% 90.24% Equity to assets 13.53% 13.64% Tangible equity to tangible assets (1) 8.19% 8.15% (Dollars in millions)  Combination delivers scale, growth opportunities, and talent depth  Merger-of-equals between CBTX, Inc. and Allegiance Bancshares, Inc. became effective October 1, 2022 (NYSE: STEL)

Unparalleled Focus on Houston Region Total Assets Houston Region(1) Percent of Company Name ($B) Deposits ($B) Deposits (%) JPMorgan $3,841 $188.0 7.6% Wells Fargo 1,881 34.3 2.4% BofA 3,112 29.7 1.5% Zions 87.8 14.1 17.8% PNC 541 11.9 2.7% Stellar 11.1 9.5 98.1% Frost 51.8 8.4 18.4% Capital One 440 8.0 2.6% Cadence 47.7 7.6 18.9% Prosperity 37.4 6.8 22.6% Allegiance 6.7 5.9 100.0% Woodforest 9.6 5.9 70.4% Comerica 86.9 3.9 5.1% CBTX 4.3 3.6 95.1% Texas Capital 32.3 2.9 11.3% Truist 545 2.9 0.7% 4 Houston Region Market Share(1) Deposits ($B) $34.3 $29.7 $14.1 $11.9 $9.5 $8.4 $8.0 $7.6 $6.8 $5.9 $5.9 $3.9 $3.6 $2.9 $2.9 JPMorgan Wells Fargo BofA Zions PNC Stellar Frost Capital One Cadence Prosperity Allegiance Woodforest Comerica CBTX Texas Capital Truist $188.0 Stellar Allegianc CBT Note: Deposit market share based on FDIC data as of June 30, 2022; Stellar deposits in the Houston Region are combined deposits as of June 30, 2022. (1) Houston Region defined as the Houston-The Woodlands-Sugar Land and Beaumont-Port Arthur MSAs. Source: S&P Capital IQ Pro; Excludes non-retail branches.

Second Quarter Financial Highlights

- ✓ Reported second quarter 2023 net income of $35.2 million, or $0.66 per diluted share, as compared to net income of $37.1 million, or $0.70 per share, for the first quarter 2023. The second quarter and first quarter 2023 results reflect significant nonrecurring items related to the Merger.
- ✓ Core Earnings Power: Return on average assets ("ROAA") of 1.31% and pre-tax, pre-provision ("PTPP") ROAA of 1.66%.(1)(4)
  - ✓ Adjusted for merger and nonrecurring adjustments, PTPP ROAA would have been 1.56%.(1)(2)(4)
- ✓ Net Interest Margin ("NIM"): 4.49% and NIM excluding purchase accounting adjustments ("PAA") of 3.97%.(1)
- ✓ Core Funding: 42.4% noninterest-bearing deposits, 1.41% cost of deposits and 1.69% cost of funds.
- ✓ Regulatory Capital Build: Total risk based capital ratio increased to 13.03% at June 30, 2023 from 12.39% at December 31, 2022 and Tier 1 leverage ratio increased to 9.51% at June 30, 2023 from 8.55% at December 31, 2022.

	Q2 2023		Q1 2023	
	Actual	Adjusted(1)	Actual	Adjusted(1)
	(Dollars in thousands)			
Net interest margin (tax equivalent)(3)	4.49%	3.97%	4.80%	4.38%
Pre-tax, pre-provision income	$ 44,557 (1)	$ 41,769 (2)	$ 50,727 (1)	$ 53,469 (2)
Pre-tax, pre-provision ROAA(3)	1.66% (1)	1.56% (2)	1.89% (1)	1.99% (2)
Efficiency ratio(4)	60.83%	58.73% (2)	58.96%	52.69% (2)

(1) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures in the appendix.
(2) Adjusted results exclude acquisition and merger-related expenses, core deposit intangible amortization, purchase accounting adjustments and gains and losses on the sale of assets.
(3) Annualized
(4) Represents total noninterest expense divided by the sum of net interest income and noninterest income, excluding gains and losses on the sale of assets.

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Second Quarter Deposit Summary 6 Deposit Mix Deposits (in millions) Maintaining Discipline Navigating Competitive Deposit Market As of June 30, 2023: • Retained favorable mix: 42.4% noninterest-bearing deposits • Estimated uninsured deposits, net of collateralized municipal deposits: 43.5% • Average account size of $86 thousand, excluding municipal deposits • 92.0% loan to deposit ratio • Brokered deposits increased from $203.4 million to $537.8 million from March 31, 2023 to June 30, 2023 . (1) Q2 2023 Q1 2023 Noninterest-bearing ("NIB") 3,713,536$ 3,877,859$ Interest-bearing demand ("IB") 1,437,509 1,394,244 Money market and savings ("Sav & MMDA") 2,174,073 2,401,840 Certificates and other time ("CDs") 1,441,251 1,064,932 Total deposits 8,766,369$ 8,738,875$ Cost of deposits 1.41% 0.94% Cost of interest-bearing deposits 2.52% 1.73% (Dollars in thousands) NIB 42.4% IB Demand 16.4% MMDA & Sav. 24.8% CD's 16.4%

Second Quarter Loan Summary 7 (1) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures in the appendix. . Loan Portfolio Composition Quality Loan Portfolio • Commercial Real Estate (“CRE”): 45.8% of CRE portfolio was owner-occupied (“OO”) and the average funded loan size was approximately $1.1 million • Construction & Development (“C&D”): $1.4 billion portfolio with $311.2 million, or 21.5%, 1-4 family, $197.2 million, or 13.6%, was owner-occupied and the average funded loan size was approximately $844 thousand (1) (1) Average Yield / Rate Excl. PAA(1) Average Yield / Rate Excl. PAA(1) Interest-Earning Assets: Loans 7,980,856$ 133,931$ 6.73% 6.10% 7,847,011$ 125,729$ 6.50% 5.98% Securities 1,502,949 10,162 2.71% 1,604,011 10,915 2.76% Deposits in other financial institutions 209,722 2,865 5.48% 364,781 3,771 4.19% Total interest-earning assets 9,693,527$ 146,958$ 6.08% 5.56% 9,815,803$ 140,415$ 5.80% 5.38% (Dollars in thousands) Q2 2023 Q1 2023 Average Outstanding Balance Interest Earned / Interest Paid Average Outstanding Balance Interest Earned / Interest Paid 1-4 Fam. 12.5% C&D 17.9% Multi. 5.3% CRE 21.8% OO CRE 22.9% C&I 19.0% Other 0.6%

Second Quarter Asset Quality Summary 8 Nonperforming Loans by Type (1) Combined represents the simple addition of legacy balances for 2022; estimated. Nonperforming assets decreased and net charge-offs were minimal in Q2 2023 Allowance for credit losses on loans: • As of June 30, 2023, was $100.2 million, or 1.24% of total loans compared to $96.2 million, or 1.22% of total loans as of March 31, 2023 Allowance for credit losses on loans to nonperforming loans: • As of June 30, 2023, was 231.14% compared to 221.56% as of March 31, 2023 Nonaccrual Loans with No Related Allowance Nonaccrual Loans with Related Allowance Total Nonaccrual Loans Commercial and industrial 1,487$ 21,313$ 22,800$ Paycheck protection program (PPP) 168 — 168 Commercial real estate (including multi-family residential) 6,983 1,238 8,221 Commercial real estate construction and land development 388 — 388 1-4 family residential (including home equity) 7,300 3,580 10,880 Residential construction 665 — 665 Consumer and other 60 167 227 17,051$ 26,298$ 43,349$ (Dollars in thousands) Q2 2023 Q1 2023 Total nonperforming loans 43,349$ 43,413$ Nonperforming loans to total loans 0.54% 0.55% Total nonperforming assets 43,349$ 43,537$ Nonperforming assets to total assets 0.40% 0.41% Net charge-offs 236$ 192$ Net charge-offs to average loans (annualized) 0.01% 0.01% (Dollars in thousands) C&I 52.6% CRE 19.0% PPP 0.4% 1-4 Family 25.1% Other 2.9%

Regulatory Capital Ratios 9 (1) Refer to the calculation of this non-GAAP financial measure and a reconciliation to its most directly comparable GAAP financial measure in the appendix. Year-to-date regulatory capital ratios have grown meaningfully Minimum Required Plus Capital Conservation Buffer Consolidated Capital Ratios Total Capital Ratio (to risk-weighted assets) 13.03% 12.39% 10.50% Common Equity Tier 1 Capital Ratio (to risk-weighted assets) 10.67% 10.04% 7.00% Tier 1 Capital Ratio (to risk-weighted assets) 10.78% 10.15% 8.50% Tier 1 Leverage Ratio (to average tangible assets) 9.51% 8.55% 4.00% Tangible equity to tangible assets (1) 8.19% 7.24% N/A Bank Capital Ratios Total Capital Ratio (to risk-weighted assets) 12.80% 12.02% 10.50% Common Equity Tier 1 Capital Ratio (to risk-weighted assets) 11.22% 10.46% 7.00% Tier 1 Capital Ratio (to risk-weighted assets) 11.22% 10.46% 8.50% Tier 1 Leverage Ratio (to average tangible assets) 9.89% 8.81% 4.00% Q2 2023 Q4 2022

10 Strong Liquidity Profile Stellar is well-positioned to manage through current environment Sources of Liquidity at June 30, 2023 Sources of Liquidity Estimated Uninsured Deposits at June 30, 2023 (1) Brokered deposit capacity is governed by internal policy limits. (Dollars in millions) Cash 304$ Unpledged securities 410 Total on-balance sheet 714 FHLB available capacity 2,901 Discount window available capacity 911 Total immediate available liquidity 4,526 Available brokered deposit capacity(1) 1,233 Total available liquidity 5,759$ Amount (Dollars in millions) Total deposits 8,766$ Estimated uninsured deposits 4,751 Less: collateralized municipal deposits (936) Estimated uninsured, net of collateralized municipal deposits 3,815$ Percent of total deposits 43.5% Amount 118.6% 151.0% Immediate available liquidity coverage of estimated uninsured deposits, net of collateralized deposits Total available liquidity coverage of estimated uninsured deposits, net of collateralized deposits

11 Key Takeaways Excellent core funding profile Merger scale brings strong combined earnings power and franchise value in one of the best markets in the U.S. Key success factor for 2023: Credit performance and risk management Significant financial flexibility Positioned for rapid capital-build

Diverse and Strong Markets

Greater Houston Market

- Houston is the #1 most diverse city in the U.S. based on socioeconomic factors, according to Wallet Hub
- 26th largest economy in the world – if ranked as a country
  - 15th largest population in the U.S – if ranked as a state
- Port of Houston is the largest Gulf Coast container port, handling 70% of U.S. Gulf Coast container traffic
- Houston is home to the Texas Medical Center, which has 10 million annual patient encounters
- Business friendly: #3 among U.S. metro areas in Fortune 500 headquarters (24)
- Major business clusters in Beaumont-Port Arthur area include chemical and petroleum manufacturing, materials manufacturing and transportation

Houston is Diverse, with Significant Economic Tailwinds

Population Change ('18-'23)	Houston MSA: 5.5% Texas: 5.4% / U.S: 2.4%
Median Household Income ('23)	Houston MSA: $74,325 Texas: $71,347 / U.S: $73,503
Significant Deposit Share	Stellar had over $9.5 billion in deposits in the Houston region[1]

Top 10 Bank by Deposits in Houston Region[1][2] ($B)



JP Morgan $188
Wells Fargo 34.3
BofA 29.7
Zions 14.1
PNC 11.9
Stellar 9.5
Frost 8.4
Capital One 8.0
Cadence 7.6
Prosperity 6.8
Houston HQ Bank

Est. Population Growth '23-'28



4.8%
4.1%
2.1%
Houston MSA
Texas
USA

Est. Number of Households Growth '23-'28



5.0%
4.4%
2.4%
Houston MSA
Texas
USA

Source: S&P Capital IQ Pro, Houston.org, Texas Medical Center and Wallet Hub
Note: deposit market share based on FDIC data as of June 30, 2022.

1) Houston Region defined as the Houston-The Woodlands-Sugar Land and Beaumont-Port Arthur MSAs; Excludes non-retail branches.
2) Stellar's deposits reflect proforma combined deposits

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Diversified and Growing Economy

Commentary

- While Houston remains the Energy Capital of the World, its economy and employment has become much more diversified
- Houston's largest job sector, professional and business services, has grown at a significantly faster rate than the U.S.
- Houston has the second highest concentration of Fortune 100 companies in the U.S.

Diversified Economy by Job Sector[1]



Other Services 4%
Mining and Logging 2%
Information 1%
Wholesale Trade 5%
Professional and Business Services 17%
Financial Activities 6%
Transportation and Utilities 6%
Government 14%
Construction 7%
Manufacturing 7%
Education and Health Services 13%
Retail Trade 9%
Leisure and Hospitality 10%

1) Data is preliminary as of February 2023, from the U.S. Bureau of Labor Statistics

Houston vs. U.S. Job Change by **Industry (Feb '22 – Feb. '23)**[1]



Mining and Logging 7.4%
Private Education and Health Services 5.9%
Financial Activities 5.8%
Leisure and Hospitality 5.6%
Professional and Business Services 5.5%
Information 5.0%
Wholesale Trade 4.9%
Transportation, Warehousing, and Utilities 4.9%
Government 4.6%
Total Nonfarm 4.3%
Manufacturing 3.1%
Construction 2.1%
Retail Trade 0.6%
Other Services (0.5)%
United States
Houston MSA

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2.0 3.0 4.0 5.0 6.0 7.0 2.0 2.5 3.0 3.5 2007 2009 2011 2013 2015 2017 2019 2021 2023 Houston’s Resilience and Growth 14  Since the Great Recession, Houston has proven its resiliency, weathering economic cycles and natural disasters − Houston welcomed 2.1 million new residents and created over 870 thousand jobs since 2007 P o p u la tio n (M ) O il P ri ce D ec li n e G re a t R ec es si o n Ik e H a rv ey C O V ID -1 9 E m p lo y m e n t (M ) Employment Population1) Data is preliminary as of February 2023, from the U.S. Bureau of Labor Statistics, Texas Workforce Commission

302,570 (300,000) (200,000) (100,000) 0 100,000 200,000 300,000 400,000 H o u st o n D a ll a s N ew Y o rk A tl a n ta P h o en ix M ia m i T a m p a S ea tt le R iv er si d e B o st o n D en v er W a sh in g to n S a n F ra n ci sc o M in n ea p o li s P h il a d el p h ia S a n D ie g o B a lt im o re D et ro it L o s A n g el es C h ic a g o Houston’s Growth Projected to Continue 15 Source: S&P Capital IQ Pro as of June 30, 2022; Oxford Economics, December 2022, CBRE Research. 2010-2023 Population Change (%) Houston has the highest projected net migration 20 most populated metros 5.20% 1.35% 0.46% 24.61% 24.45% 19.57% 8.34% New York MSA Los Angeles MSA Chicago MSA Dallas MSA Houston MSA Texas U.S. • Houston has seen tremendous growth over the past ten years, aided by the relocation of multiple Fortune 500 companies • The growth is not expected to stop any time soon either, as it is projected to see the largest net migration compared to the top 30 most populated metros • The continued growth of the Houston metro will strengthen and diversify the greater economy, benefiting the businesses and constituents Houston is projected to add over 302,000 people by net migration in the next 5 years – a 60,500/year average

$92,662 $86,611 $83,193 $81,625 $74,325 $71,347 $73,503 New York MSA Los Angeles MSA Chicago MSA Dallas MSA Houston MSA Texas U.S. $787,500 $978,000 $335,000 $385,000 $330,000 $341,700 $400,528 New York MSA Los Angeles MSA Chicago MSA Dallas MSA Houston MSA Texas U.S. 8.5x 11.3x 4.0x 4.7x 4.4x 4.8x 5.4x New York MSA Los Angeles MSA Chicago MSA Dallas MSA Houston MSA Texas U.S. Housing Market and Cost of Living 16 • Cost of living in Houston is 8.3% less than that of the U.S. market average while the median household income is above the U.S. median • Houston is #2 in U.S. annual new home starts and closing, only behind Dallas 2 0 2 3 M e d ia n H o u s e h o ld I n c o m e 2 0 2 3 M e d ia n H o m e P r ic e H H I t o M e d ia n H o m e P r ic e R a ti o

Appendix: Non-GAAP Reconciliation(1)

	Q2 2023	Q1 2023
	(Dollars in thousands)	
Net income	$ 35,175	$ 37,148
(+) Provision for credit losses	1,915	3,666
(+) Provision for income taxes	7,467	9,913
Pre-tax, pre-provision Income	$ 44,557	$ 50,727
Total average assets	$ 10,740,138	$ 10,882,533
Pre-tax, pre-provision return on average assets (2)	1.66%	1.89%
Pre-tax, pre-provision income	$ 44,557	$ 50,727
(+) Acquisition and merger-related expenses	2,897	6,165
(+) Amortization of intangibles	6,881	6,879
(-) Purchase accounting accretion	12,572	10,104
(-) (Loss) gain on sale of assets	(6)	198
Adjusted pre-tax, pre-provision net income	$ 41,769	$ 53,469
Adjusted pre-tax, pre-provision return on average assets (2)	1.56%	1.99%
Total noninterest expense	$ 69,207	$ 72,598
(+) Acquisition and merger-related expenses	2,897	6,165
(+) Amortization of intangibles	6,881	6,879
Net interest income	108,281	115,827
(-) Purchase accounting accretion	12,572	10,104
Total noninterest income	5,483	7,498
(-) (Loss) gain on sale of assets	(6)	198
Adjusted efficiency ratio	58.73%	52.69%

	Q2 2023	Q1 2023
	(Dollars in thousands)	
Total shareholders' equity	$ 1,458,680	$ 1,446,216
(-) Goodwill and core deposit intangibles, net	627,065	633,925
Tangible shareholders' equity	$ 831,615	$ 812,291
Total assets	$ 10,778,351	$ 10,604,718
(-) Goodwill and core deposit intangibles, net	627,065	633,925
Tangible assets	$ 10,151,286	$ 9,970,793
Tangible equity to tangible assets	8.19%	8.15%
Net interest income (tax equivalent)	$ 108,509	$ 116,119
(-) Purchase accounting accretion	12,572	10,104
Adjusted net interest income (tax equivalent)	$ 95,937	$ 106,015
Average earning assets	$ 9,693,527	$ 9,815,803
Net interest margin (tax equivalent) (2)	4.49%	4.80%
Net interest margin (tax equivalent) excluding PAA (2)	3.97%	4.38%
Interest on loans, as reported	$ 133,931	$ 125,729
(-) Purchase accounting accretion (loans)	12,572	10,104
Interest on loans without loan discount accretion	$ 121,359	$ 115,625
Average loans	$ 7,980,856	$ 7,847,011
Loan yield, as reported	6.73%	6.50%
Loan yield, without discount accretion	6.10%	5.98%

(1) See the disclosure under the heading "GAAP Reconciliation of Non-GAAP Financial Measures" on slide 2 regarding the use of non-GAAP financial measures.
(2) Annualized.

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18 NYSE: STEL